Exhibit 99.1

Smart Balance Announces New Executive Appointments

Company Affirms 2011 and 2012 Outlook

Paramus, N.J. (January 6, 2012) – Smart Balance, Inc. (NasdaqGM: SMBL) today announced three new executive appointments and affirmed its previously announced outlook for 2011 and 2012.  Terry Schulke, previously Executive Vice President and General Manager, Commercial Operations, has been promoted to President and Chief Operating Officer.  Peter Dray, previously Executive Vice President, Operations and Product Development, has been promoted to Chief Innovation Officer.  Christine Sacco, previously Vice President, Controller and Principal Accounting Officer, has been promoted to Chief Financial Officer, Treasurer; Executive Vice President and Chief Financial Officer, Alan S. Gever, will be leaving Smart Balance to pursue other opportunities.

Terry Schulke has been with Smart Balance since June 2007 as Executive Vice President and Chief Customer Officer and was promoted in January 2011 to Executive Vice President and General Manager, Commercial Operations.  Terry has been responsible for leading the Company’s marketing and sales team, while growing revenue and cash operating income across its brands and retail channels.

Peter Dray has been Executive Vice President of Operations and Product Development since May 2007.  He is a 24-year veteran of Smart Balance and GFA Brands, acquired by the Company in 2007, and played a central role in building both the Weight Watchers and Smart Balance brands.  Mr. Dray developed, optimized, and now manages the supply chain and innovation for the Company.

Christine Sacco has served as Vice President, Controller since January 2008 and has been responsible for managing the Company’s accounting operations, corporate reporting functions, and audit committee responsibilities.   Ms. Sacco also served as the principal accounting officer since January 1, 2011, and will continue those responsibilities on an interim basis.

Commenting on the appointment of Christine Sacco to Chief Financial Officer, Stephen Hughes, Chairman and CEO, stated “Chris has been invaluable in leading the Company’s accounting team, managing our financial reporting process and interacting with the board of directors.   Since joining Smart Balance, as Financial Controller, Chris has shown great ability, aptitude and commitment to the success of the Company.  I am delighted that she will be stepping into the   CFO position.”

Remarking further on the new executive appointments, Mr. Hughes, said, “The broadening of responsibilities and streamlining of our senior leadership team is a critical step on the path toward fulfilling our ambition as a company and delivering our growth objectives.  I look forward to working closely with this team, to continue to drive our future growth and deliver on our objectives.”

Regarding Alan Gever, Mr. Hughes stated, “Al has been a valued member of the Smart Balance leadership team for the past four years.  He successfully led the transformation of the finance and information technology functions from a private company to a fully-functioning public company and enhanced our financial flexibility considerably over his tenure.  On behalf of Smart Balance, I thank Al for all his contributions and wish him well.”

In addition, the Company affirmed its previously announced outlook for 2011 and 2012.  For 2011 the Company affirmed net sales growth in the 10% to 12% range ($266 million to $271 million) and cash operating income growth in the 18% to 20% range ($39 million to $40 million).  For 2012, the Company affirmed net sales growth in the 19% to 23% range ($320 million to $330 million) and cash operating income growth in the 11% to 19% range ($44 million to $47 million).

Forward-looking Statements

Statements made in this press release that are not historical facts, including statements about the Company’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements may include use of the words “expect”, “anticipate”, “plan”, “intend”, “project”, “may”, “believe” and similar expressions.  Forward-looking statements speak only as of the date they are made, and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations, changes in financial condition, changes in general economic or business conditions, changes in estimates, expectations or assumptions, or circumstances or events arising after the issuance of this press release. Actual results may differ materially from such forward-looking statements for a number of reasons, including those risks and uncertainties set forth in the Company’s filings with the SEC and the Company’s ability to:

•	maintain and grow those revenues derived from our Smart Balance® buttery spread products which we generate a substantial portion of our revenues;
•	maintain margins during periods of commodity cost fluctuations;
•	introduce and expand distribution of our new products;
•	meet marketing and infrastructure needs:
•	respond to changes in consumer demand;
•	respond to adverse publicity affecting the Company or industry;
•	maintain our performance during difficult economic conditions;
•	comply with regulatory requirements;
•	maintain existing relationships with and secure new customers;
•	continue to rely on third party distributors, manufacturers and suppliers;

•	successfully integrate and operate the Glutino business and realize the expected benefits of the Glutino acquisition;
•	operate outside of the U.S.;
•	successfully maintain relationships with the co-packers for our Glutino products;
•	grow net sales in a competitive environment and with increasingly price sensitive consumers; and
•	maintain volume in light of price increases stemming from rises in commodity costs.

Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP").

The Company uses the term “cash operating income” as an important measure of profitability and performance.  Cash operating income is a non-GAAP measure defined as operating income excluding stock based compensation, depreciation, amortization of intangibles, impairment charges and net realignment charges.  Our management uses cash operating income for planning purposes, and we believe this measure provides investors and securities analysts with important supplemental information regarding the Company’s profitability and operating performance.  However, non-GAAP financial measures such as cash operating income should be viewed in addition to, and not as an alternative for, the company's results prepared in accordance with GAAP.  In addition, the non-GAAP measures the company uses may differ from non-GAAP measures used by other companies.

About Smart Balance, Inc.

Smart Balance, Inc. (NasdaqGM: SMBL) is committed to providing superior tasting, solution-driven products in every category it enters.  The company’s health and wellness platform consists of four brands that target specific consumer needs:  Smart Balance for heart healthier diets; Glutino for gluten-free diets; Earth Balance for plant-based diets; and Bestlife for weight management.  The company markets the Smart Balance line of products, which avoids trans-fats naturally and balances fats and/or reduces saturated fats, such as Smart Balance® Buttery Spreads and Enhanced Milks.   The company’s Glutino brand is a trusted pioneer and leader in the gluten-free category, with a wide variety of great-tasting gluten-free foods consumers trust across a number of product categories, such as Glutino® Pretzel Twists and Breakfast Bars.  The company markets the Earth Balance line of non-GMO plant-based products, which include Earth Balance® Buttery Spreads, Nut Butters and Soy Milks.  The company also markets weight management products under the Bestlife brand, which include Bestlife™ Buttery Spreads and Sticks.   For more information about Smart Balance, Inc., please visit www.smartbalance.com.

Contact:
Carole Buyers, CFA
Senior Vice President, Investor Relations & Business Development
Smart Balance, Inc.
cbuyers@smartbalance.com
303-652-0521 x152